UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2008

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In order to comply with Section 501.00 of the New York Stock Exchange Listed Company Manual which requires the Company’s securities to be eligible for a direct registration system operated by a clearing agency registered with the Securities and Exchange Commission, effective March 19, 2008, the Board of Directors of the Company adopted the Company’s By-Laws, amended and restated as of March 19, 2008, which contain the following amended or new sections:

ARTICLE IV: STOCK CERTIFICATES AND UNCERTIFICATED SHARES

Section 1. Issuance. The shares of this corporation may be represented by certificates or may be uncertificated. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form of Stock Certificates. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such Officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any Stockholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3. Transfer of Stock. ~~The corporation shall register~~ In the case of shares represented by a stock certificate ~~presented to it for~~, upon surrender to the corporation or the transfer ~~if~~ agent of the corporation of a certificate ~~is~~ representing shares properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange, a new certificate or uncertificated shares shall be issued to the person entitled thereto, the old certificate shall be cancelled and the transaction shall be recorded upon the books of the corporation.

In the case of uncertificated shares, upon the receipt by the corporation or the transfer agent of the corporation of proper transfer instructions from the registered owner or duly authorized agent, transferee or legal representative thereof, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or a stock certificate for such shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 4. Lost, Stolen or Destroyed Certificates. The corporation shall issue a new stock certificate or uncertificated shares in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate or uncertificated shares before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the corporation, including bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.

Section 5. Notice upon Issuance or Transfer of Uncertificated Shares. In accordance with the requirements of the Florida Business Corporation Act, the corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written statement containing the information required to be set forth or stated on certificates pursuant to the Florida Business Corporation Act, as it may be amended from time to time, and any successor to said act.

A copy of the Company’s By-Laws, amended and restated as of March 19, 2008, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	By-Laws, amended and restated as of March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 24, 2008	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	By-Laws, amended and restated as of March 19, 2008.